EXHIBIT 10.126

FIRST AMENDMENT TO

EMPLOYMENT CONTINUATION AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT CONTINUATION AGREEMENT (this “Amendment”), dated as of February 1, 2007, is made and entered into by and between Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), and Gary L. Paxton (the “Executive”).

RECITALS:

A.         The Company and the Executive previously entered into that certain Employment Continuation Agreement dated as of April 21, 2004 (the “Agreement”).

B.          The Company and the Executive desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, the Company and the Executive agree as follows:

1.           Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2.           Amendments. The Agreement is hereby amended as follows:

(a)          By amending the definition of “Change in Control” contained in Section 1(d) of the Agreement as follows:

(i)           By amending subparagraph (i) by deleting the phrase “more than 50%” in its entirety in the sixth line thereof and replacing it with the phrase “more than 60%”.

(ii)          By amending subparagraph (ii) by deleting the phrase “more than 50%” in its entirety in the fifth line thereof and replacing it with the phrase “more than 60%”.

(b)          By deleting the portion of the first sentence before the proviso in Section 3(c) of the Agreement in its entirety and replacing it with the following:

“Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Executive may terminate employment with the Company for any reason, or without reason, during the 30-day period immediately following the one year anniversary of the occurrence of a Change in Control with a right to employment continuation compensation as described in Section 4;”

(c)          By deleting the phrase “the Southwest Edition of” before the phrase “The Wall Street Journal” contained in Section 4(b) of the Agreement in its entirety.

(d)          By deleting Paragraph 4 of Annex A to the Agreement in its entirety and replacing it with the following:

“4.          Outplacement Services. Outplacement services for a period within 12 months following the Termination Date by a firm selected by the Executive, at the expense of the Company in an amount not to exceed $35,000.”

(e)         By deleting Paragraph 6 of Annex A to the Agreement in its entirety and replacing it with the following:

“6.          Financial, Investment and Tax Planning. During the Continuation Period, the Company will arrange to provide the Executive with financial, investment and tax planning services in accordance with the policies and procedures of the Company regarding the provision of such services to its senior executives existing immediately prior to the Change in Control.”

3.           Effect of Amendment. Except as specifically amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

EXECUTIVE:

_________________________________________

Gary L. Paxton

COMPANY:

DOLLAR THRIFTY AUTOMOTIVE GROUP,
INC., a Delaware corporation

By: _____________________________________

Edward C. Lumley

Chairman, Human Resources and
Compensation Committee of the Board of
Directors

2